EXHIBIT 99.1

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:   Jean M. George
Advanced Technology Ventures VII, L.P.
Advanced Technology Ventures VII(B), L.P.
Advanced Technology Ventures VII(C), L.P.
ATV Entrepreneurs VII, L.P.
ATV Associates VII, L.L.C.
Address of Joint Filers:  c/o ATV Associates VII, L.L.C.
Bay Colony Corporate Center
1000 Winter Steet
Waltham, MA 02451
Designated Filer:   Jean M. George
Issuer and Ticker Symbol:  ZELTIQ Aesthetics, Inc.  (ZLTQ)
Date of Event:    October 18, 2011
Signatures of Joint Filers:
ADVANCED TECHNOLOGY VENTURES
VII, L.P.
By: ATV Associates VII, L.L.C.
 Its General Partner
 By: /s/ Jean M. George
Jean M. George
Managing Director
ADVANCED TECHNOLOGY VENTURES
VII(B), L.P.
By: ATV Associates VII, L.L.C.
 Its General Partner
 By: /s/ Jean M. George
Jean M. George
Managing Director

ADVANCED TECHNOLOGY VENTURES
VII(C), L.P.
By: ATV Associates VII, L.L.C.
 Its General Partner
 By: /s/ Jean M. George
Jean M. George
Managing Director
ATV ENTREPRENEURS VII, L.P.
By: ATV Associates VII, L.L.C.
 Its General Partner
 By: /s/ Jean M. George
Jean M. George
Managing Director
ATV ASSOCIATES VII, L.L.C.
By: /s/ Jean M. George
Jean M. George
Managing Director
/s/ Jean M. George
Jean M. George